As filed with the Securities and Exchange Commission on February 8, 2019

Registration No. 333-226073

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM S-1/A

Amendment No. 4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Data Vision, Inc

(Exact name of registrant as specified in its charter)

Nevada	7372	81-5067570
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

8414 Farm Road, Ste 180

Las Vegas, NV 89131

Tel: 778-995-1267

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Pubco Advisory Service

18124 Wedge Pkwy, Ste 1050

Reno, NV 89511

775-232-1950

js@pubcoadvisoryservice.com

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the date this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☒

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock-New Issue	7,500,000	$0.03	$225,000	$28.01

(1)	This is an initial offering of securities by the registrant and no current trading market exists for our common stock. The Offering price of the common stock offered hereunder has been arbitrarily determined by the Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings or net worth of the Company.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Data Vision, Inc

7,500,000 Shares of Common Stock, $.03 per share

Prior to this Offering, no public market has existed for the common stock of Data Vision Inc. Upon completion of this Offering, we will attempt to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”), operated by FINRA (Financial Industry Regulatory Authority).  There is no assurance that the Shares will ever be quoted on the OTCBB.  To be quoted on the OTCBB, a market maker must apply to make a market in our common stock.  As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

This is our initial public offering.  We are registering a total of 7,500,000 shares of our common stock for sale by 39 selling shareholders.  No shares are being registered for sale by the Company. There is no guarantee that a public market will ever develop and you may be unable to sell your shares.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  The selling shareholders are underwriters, within the meaning of Section 2(11) of the Securities Act, and as such, are subject to the prospectus delivery requirements of the Securities Act. Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $.03 per share for the duration of the offering. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders. The selling shareholders will sell their shares at a fixed price per share of $.03 for the duration of this Offering   We will not receive any proceeds from the sale of the 7,500,000 shares sold by the selling shareholders.  Selling shareholders will receive proceeds of $.03 per share sold.  If all shares being offered by the selling shareholders are sold, selling shareholders will receive net proceeds of $225,000 The Company will not receive funds from the sale of shares being offered by selling shareholders.  This secondary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 395 days from the effective date of this Prospectus.

All of our selling shareholders are underwriters and sales price to the public is fixed for the duration of the offering.

The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE THE SECTION ENTITLED “RISK FACTORS” HEREIN (PAGE 5)

	Number of Shares	Offering Price	Underwriting Discounts & Commissions	Proceeds to the Company
Per Share	7,500,000	$0.03	$0	$0.0

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Subject to completion, dated _______________________________, 2019

PART I: INFORMATION REQUIRED IN PROSPECTUS

ITEM 3 - SUMMARY INFORMATION AND RISK FACTORS

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire prospectus, including “Risk Factors”, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Company," "we," "us" and "our" refer to Data Vision Inc.

THE COMPANY

Business Overview

DATA VISION, INC was incorporated in the State of Nevada on January 11, 2017, to engage in any lawful corporate undertaking. Data Vision, Inc. is planning to be a full-service Geographic Information System (GIS) consulting and software development company.

The Company has no operations to date. The Company has not commenced any operational activities.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues since inception and sustained an accumulated deficit of $153 for the period from its inception (January 11, 2017) to December 31, 2017 and $16,537 for the nine months ended September 30, 2018. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to receive capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

As of the date of this prospectus, the Company has 60,000,000 shares of $0.0001 par value common stock issued and outstanding.

Data Vision Inc’s corporate address in the United States is 8414 Farm Rd, Ste 180, Las Vegas, NV 89131, phone number 778,995-1267, email: datavision.jw@gmail.com

Data Vision Inc’s fiscal year end is December 31.

The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The Company is not a blank check company because it has a specific business purpose and has no plans or intention to merge with an operating company. None of the Company's shareholders have plans to enter a change of control or change of management. None of our current management has previously been involved with a development stage company that did not implement its business plan, that generated no or minimal revenues or was engaged in a change of control.

Because we are considered a "Shell" company, shareholders' shares will have limited transferability under Rule 144(i), see "Risk Factors."

PLEASE NOTE THAT THE COMPANY IS A SHELL COMPANY IN ACCORDANCE WITH THE SECURITIES ACT OF 1933. ACCORDINGLY, THE SECURITIES SOLD IN THIS OFFERING CAN ONLY BE RESOLD THROUGH REGISTRATION UNDER THE SECURITIES ACT OF 1933; SECTION 4(l), IF AVAILABLE, FOR NON-AFFILIATES; OR BY MEETING THE FOLLOWING CONDITIONS OF RULE 144(I):

	THE ISSUER OF THE SECURITIES THAT WAS FORMERLY A SHELL COMPANY HAS CEASED TO BE A SHELL COMPANY;

	THE ISSUER OF THE SECURITIES IS SUBJECT TO THE REPORTING REQUIREMENTS OF SECTION 13 OR 15(D) OF THE EXCHANGE ACT;

	THE ISSUER OF THE SECURITIES HAS FILED ALL EXCHANGE ACT REPORTS AND MATERIAL REQUIRED TO BE FILED, AS APPLICABLE, DURING THE PRECEDING 12 MONTHS (OR SUCH SHORTER PERIOD THAT THE ISSUER WAS REQUIRED TO FILE SUCH REQUIRED TO FILE SUCH REPORTS AND MATERIALS), OTHER THAN FORM 8-K REPORTS; AND AT LEAST ONE YEAR HAS ELAPSED FROM THE TIME THAT THE ISSUER FILED CURRENT FORM 10 TYPE INFORMATION WITH THE SEC REFLECTING ITS STATUS AS AN ENTITY THAT IS NOT A SHELL COMPANY.

The Company is an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act. The Company is a Shell Company as defined in the Exchange Act of 1934.

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000.00 (as such amount is indexed for inflation every five (5) years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000.00) or more;

(B)	the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)	the date on which such issuer has, during the previous three (3) year period, issued more than $1,000,000,000.00 in non-convertible debt; or

(D)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Offering

Following is a brief summary of this Offering.  Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the Offering.

Offering

Securities being Offered	7,500,000 shares of common stock: which are being offered by the selling shareholders. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus.

Price per share	The selling shareholders will sell their shares at a fixed price per share of $.03 for the duration of this Offering.

Securities Issued and Outstanding	60,000,000 shares of common stock are issued and outstanding.

Offering Proceeds	We will not be receiving proceeds from the offering.

Registration costs	We estimate our total offering registration costs to be $24,000. If we experience a shortage of funds prior to funding, our director has verbally agreed to advance funds to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however, our director has no formal commitment or legal obligation to advance or loan funds to the Company.

Our officer and directors, control persons and/or affiliates do not intend to purchase any Shares in this Offering.  Our executive officer and directors will own 87.4% of our common stock.

We have engaged West Coast Stock Transfer as our transfer agent.

The purchase of the common stock in this offering involves a high degree of risk. The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists. Please refer to the sections entitled "Risk Factors" and "Dilution" before making an investment in this stock.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

BALANCE SHEETS

 (Unaudited)

	September 30, 2018	December 31, 2017
ASSETS

CURRENT ASSETS
Cash	$87,760	104,297
Total Current Assets	87,760	104,297
TOTAL ASSETS	$87,760	104,297

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Loan payable - related party	50	50
Total current liabilities	50	50

TOTAL LIABILITIES	50	50

STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value, 200,000,000 shares authorized,
60,000,000 issued and outstanding at September 30, 2018 and December 31, 2017	6,000	6,000
Additional paid-in capital	149,500	149,500
Stock subscription receivable	(51,100)	(51,100)
Accumulated Deficit	(16,690)	(153)
Total stockholders' equity	87,710	104,247

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$87,760	104,297

STATEMENT OF OPERATIONS

(Unaudited)

		For the period
		from inception
	Nine month period	(January 11, 2017) to
	September 30, 2018	September 30, 2017

REVENUE	$—	$—

OPERATING EXPENSES
General and administrative	16,537	153
Total operating expenses	16,537	153

Net loss before income taxes	(16,537)	(153)
Income tax provision	—	—
NET LOSS	$(16,537)	$(153)

Earning per share - basic and diluted	(0.00)	(0.00)

Weighted average number of shares outstanding - basic and diluted	60,000,000	53,260,274

STATEMENT OF CASH FLOWS

FOR NINE MONTH PERIOD ENDING SEPTEMBER 30, 2018

(Unaudited)

		For the period
		from inception
	Nine month period	(January 11, 2017) to
	September 30, 2018	September 30, 2017
Cash Flows from Operating Activities:
Net Loss	$(16,537)	$(153)

Adjustments to reconcile net loss to net cash
used in operating activities:	—	—

Changes in operating liabilities

Net Cash used in Operating Activities	(16,537)	(153)

Cash flows from Financing Activities:
Loan from related party	—	50
Proceeds from issuance of common stock	—	104,400
Net Cash provided by Financing Activities	—	104,450

Net change in cash	(16,537)	104,297
Cash at beginning of period	104,297	—
Cash at end of period	$87,760	$104,297

RISK FACTORS

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock. This section discloses all of the material risks of an investment in this Company.

POLITICAL TURMOIL MAY MAKE IT DIFFICULT TO REACH OUR CHOSEN MARKETS

Political turmoil may make it difficult to reach out to our chosen market and if we are restricted in developing our business plan it may cause us to have limited options for potential revenues and cause us to fail.

HAVING OFFICERS AND DIRECTORS OWNING 87.4% OF THE COMPANY MAY HINDER OPERATIONS RESULTING IN THE FAILURE OF THE BUSINESS.

Data Vision Inc’s operations depend on the efforts of our officers and directors of the Company. Our officers/directors have no specific experience, qualification, attributes or skills to perform as a director. Our officers/directors have no experience related to public company management, nor as a principal accounting officer. Because of this, the Company may be unable to offer and sell shares in future offerings, develop our business or manage our public reporting requirements. The Company cannot guarantee that it will be able overcome any such obstacles. Our officers/directors anticipate devoting between five and ten hours per week to the business of the Company. The Company's officer has not entered into a written employment agreement with the Company. The Company has not obtained key man life insurance on its officer and directors. Notwithstanding the combined limited experience and time commitment of our officer and director, our officers/directors, loss of the services of this individual would adversely affect development of the Company's business and its likelihood of continuing operations. The Company has no other full or part time employees. See "DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS."

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues since inception and sustained an accumulated net loss of $16,721.55 for the period from inception to September 30, 2018 These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

OUR STATUS AS AN EMERGING GROWTH COMPANY AND SMALLER REPORTING ISSUER MAY RAISE DOUBT AS TO THE ACCURACY OF OUR REPORTING.

Many of the same exemptions available to the Company under the JOBS ACT are available to the Company as it is a Smaller Reporting Company and will remain in place regardless of the Company’s status under the JOBS ACT. Our Company will not be required to obtain an auditor attestation with respect to management’s conclusion about the effectiveness of internal controls over financial reporting. This may raise doubt as to the effectiveness of the Company’s internal controls and thus the accuracy of our reporting.

THE COMPANY’S SECURITIES ARE SUBJECT TO THE PENNY STOCK RULES WHICH MAY LIMIT INVESTMENT IN US.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than five dollars ($5.00) (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

OUR OFFICERS/DIRECTORS MAY NOT PAY ALL THE EXPENSES OF THE OFFERING RESULTING IN THE FAILURE TO COMPLETE THIS OFFERING WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS.

Our officers/directors have agreed to pay all the expenses of this offering; however, there is no enforceable agreement to this effect and thus in the event, that our officers/directors fails to pay all the expenses of this offering, the offering may not be completed resulting in the lack of success of the Company’s business plan.

We lack an operating history and There is no assurance our future operations will result in profitable revenues.  If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on January 11, 2017. We have not fully developed our proposed business operations and have not generated any revenues to date.  We have no operating history upon which an evaluation of our future success or failure can be made.  The Company has not generated any revenues since inception and sustained an accumulated deficit of $153 for the period from its’ inception (January 11, 2017) through December 31, 2017 and a deficit of $16,537 for the nine months ended September 30, 2018. Our ability to maintain profitability and positive cash flow is dependent upon:

  Our ability to attract new customers who will buy our services,
  Our ability to generate sufficient revenue through the sale of our services.

Based upon current plans, we expect to incur minimal operating profits or losses in future periods because we will be incurring expenses that may exceed revenues.  We cannot guarantee that we will be successful in generating sufficient revenues in the future.  In the event the Company is unable to generate sufficient revenues, it may be required to seek additional funding.  Such funding may not be available, or may not be available on terms which are beneficial and/or acceptable to the Company.  In the event the Company cannot generate sufficient revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

BLUE SKY CONSIDERATIONS MAY LIMIT SALES IN CERTAIN STATES RESULTING IN A LONGER TIME TO COMPLETE THE OFFERING OR FAILURE OF THE OFFERING ALL TOGETHER.

Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, and the Company has no current plans to register or qualify its shares in any state, the holders of such shares, and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky restrictions upon the ability of new investors to purchase the securities which could reduce the size of the potential market. As a result of recent changes in federal law, non-issuer trading or resale of the Company's securities is exempt from state registration or qualification requirements in most states. However, some states may continue to attempt to restrict the trading or resale of blind-pool or "blank-check" securities. Accordingly, investors should consider any potential secondary market for the Company's securities to be a limited one.

THE ARBITRARY OFFERING PRICE MEANS THE SHARES MAY NOT REFLECT FAIR MARKET VALUE.

The Offering Price of the Shares bears no relation to book value, assets, earnings, or any other objective criteria of value. They have been arbitrarily determined by the Company. There can be no assurance that, even if a public trading market develops for the Company's securities, the Shares will attain market values commensurate with the Offering Price.

We have no clients or customers at this time and even when we do, there is no assurance that we will make a profit.

We have no clients or customers at this time.  If we are unable to attract enough customers/clients to purchase services it will have a negative effect on our ability to continue to generate sufficient revenue from which we can operate or expand our business.  The lack of sufficient revenues will have a negative effect on the ability of the Company to continue operations and it could force the Company to cease operations.

IF WE RAISE MORE CAPITAL YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST DUE TO THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

If we raise additional capital subsequent to this Offering through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution.  In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our Common Stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

Because Our officers/directors has other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officer and director has other outside business activities and will only be devoting between 5 and 10 hours of their time, per week each to our operations, our operations may be sporadic and occur at times which are convenient to her. However, these outside interests may affect adversely the development of the Company’s own business. In the event they are unable to fulfill any aspect of their duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

We are dependent upon our current officers.

We currently are managed by an officer and we are entirely dependent upon him in order to conduct our operations.  If he should resign or die, there will be no one to manage the Company, and the Company has no key man insurance.  If our current officer is no longer able to serve as such and we are unable to find other persons to replace him, it will have a negative effect on our ability to continue active business operations and could result in investors losing some or all of their investment in the Company.

Our controlling stockholder has significant influence over the Company.

As of September 30, 2018, our officers/directors, own 87.4% of the outstanding common stock.  As a result they will possess a significant influence over our affairs and may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock. Minority shareholders of the Company will be unable to affect the outcome of stockholder voting as long as our officers and directors retain a controlling interest.

Our current officer and directors may set salaries and perquisites in the future, which the Company is unable to support with its current assets.

While he is reimbursed for out-of-pocket expenses, our current officer and director are not taking a salary. He has verbally indicated his willingness to perform his duties without additional compensation, during the development stage.  However, there is no written agreement, and our officer and directors may decide to award themselves a salary and other benefits.  The Company does not currently generate revenues, and there is no guarantee that it will do so in the near future.  We do not have sufficient funds available to fully implement our current plan of operations and will be unable to support any salaries or other benefits for management, which will cause us to cease operations.

BECAUSE OUR CONTROLLING OFFICER AND DIRECTOR ARE INEXPERIENCED IN OPERATING A PUBLIC COMPANY OUR BUSINESS PLAN MAY FAIL.

Our controlling officer and directors do not have any specific training in running a Public business. With no direct training or experience in this area, management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

BECAUSE OUR EXECUTIVE OFFICERS RESIDE OUTSIDE THE UNITED STATES IT MAY BE DIFFICULT TO EFFECT SERVICE ON OUR OFFICERS.

Because our officer and executive officers reside outside the United States it may be difficult to:

•	effecting service of process within the United States on your officers;
•	enforcing judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers;
•	enforcing judgments of U.S. courts based on civil liability provisions of the U.S. federal securities laws in foreign courts against your officers; and
•	bringing an original action in foreign courts to enforce liabilities based on the U.S. federal securities laws against your officers.

Risks Associated With This Offering

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"), we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through December 31, 2018, including a Form 10-K for the year ended December 31, 2018, assuming this registration statement is declared effective before that date. At or prior to December 31, 2018, we intend to voluntarily file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the Exchange Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. If we do not register our securities under Section 12(g) we will face automatic suspension of reporting requirements. We are not required under Section 12(g) or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million on December 31, 2018. If we do not file a registration statement on Form 8-A at or prior to December 31, 2018 we will continue as a voluntary reporting company that we could terminate at any time and will not be subject to the proxy statement requirements of the Exchange Act, and our officer, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity. After this offering, DATA VISION INC will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status which includes filing quarterly and annual reports. The Company is filing a Form 8A at or prior to December 31, 2018.

GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues since inception and sustained an accumulated net loss of $16,721.55 for the period from inception to September 30, 2018 These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a "penny stock" under the Securities and Exchange Act of 1934, and rules of the Commission.  The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $2,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer.  For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale.  In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission.  Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34 -29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

  Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
  Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
  Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
  Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,
  The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this Offering.

There currently is no public trading market for our common stock.  Therefore there is no central place, such as a stock exchange or electronic trading system, to resell your shares.  If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.  We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement.  The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities.  The OTCBB is not an issuer listing service, market or exchange.  Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority.  Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement.  Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time.  We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale.  As of the date of this filing, there have been no discussions or understandings between the Company or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities.

The lack of a public trading market for our shares may have a negative effect on your ability to sell your shares in the future and it also may have a negative effect on the price, if any, for which you may be able to sell your shares.  As a result an investment in the Shares may be illiquid in nature and investors could lose some or all of their investment in the Company.

Our status as an "emerging growth company" under the JOBS Act OF 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company" and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected. The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an "emerging growth company."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an "emerging growth company," we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies," including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

As an "emerging growth company" under the jOBS ACT, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

*	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

*	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

*	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

*	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will remain an emerging growth company for up to five full fiscal years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any January 31 before that time, we would cease to be an emerging growth company as of the following December 31, or if our annual revenues exceed $1 billion, we would cease to be an emerging growth  company the following fiscal year, or if we issue more than $1 billion in  non-convertible debt in a three-year period, we would cease to be an emerging growth company immediately.

Notwithstanding the above, we are also currently a "smaller reporting company," meaning that we are not an investment company, an asset-backed issuer, nor a majority-owned subsidiary of a parent company that is not a smaller reporting company, and has a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year.  If we are still considered a "smaller reporting company" at such time as we cease to be an "emerging growth company," we will be subject to increased disclosure requirements.  However, the disclosure requirements will still be less than they would be if we were not considered either an "emerging growth company" or a "smaller reporting company."  Specifically, similar to "emerging growth companies", "smaller reporting companies" are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2015; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in its SEC filings due to its status as an "emerging growth company" or "smaller reporting company" may make it harder for investors to analyze the Company's results of operations and financial prospects.

We will incur ongoing costs and expenses for SEC reporting and compliance, AND without increased revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $10,000 annually.  Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs.  In order for us to remain in compliance, we will require increased revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources.  If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

THE SHARES ELIGIBLE FOR FUTURE SALE MAY INCREASE THE SUPPLY OF SHARES ON THE MARKET DILUTING THE VALUE OF THE SHARES PURCHASED HEREUNDER.

All of the 52,500,000 Shares, which are held by our officers and directors, have been issued in reliance on private placement exemptions under the Securities Act of 1933, as amended (the "Act").

After the date this Prospectus is declared effective, the 52,500,000 of our outstanding shares of common stock owned by our officers/directors will be "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.   Rule 144, as amended, is an exemption that generally provides that a person who has continuously owned shares for a six-month holding period may sell the shares, provided the company is current in its reporting obligations under the Exchange Act. The shares owned by our sole officer and director are considered control securities for the purposes of Rule 144.  As such, officers, directors and affiliates are subject to certain manner of resale provisions, including an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock.

Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to the current shareholder.

All of the presently outstanding shares of common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144, which became effective on February 15, 2008. Pursuant to the new Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405, ceases to be a “shell company” and files Form 10 information with the SEC, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange Act”). Under the amended Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or an Issuer that has at any time previously a reporting or non-reporting shell company as defined in Rule 405, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, the Company is classified as a “shell company” under Rule 405 of the Securities Act. As such, all restricted securities presently held by the founders of the Company may not be resold in reliance on Rule 144 until: (1) the Company files Form 10 information with the SEC when it ceases to be a “shell company”; (2) the Company has filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time the Company files the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

THE COMPANY’S COMPLIANCE WITH THE CURRENT AND PERIODIC REPORTING REQUIREMENTS UNDER THE SECURITIES AND EXCHANGE ACT OF 1934 MAY PROVE TOO BURDENSOME, WHICH MAY RESULT IN THE FAILURE OF THE BUSINESS.

Upon the effectiveness of this registration and the filing of the Form 8A, the Company will be fully reporting and subject to the current and periodic reporting requirements under the Securities and Exchange Act of 1934. The burden of the time and expense of these reporting requirements may be beyond the capabilities of the Company which may result in the failure of the business.

Rapid technological changes, as well as changes in customer requirements and preferences, characterize the software industry. Just as the transition from mainframes to personal computers transformed the industry 30 years ago, we believe our industry is undergoing a similar transition from the personal computer to cloud, mobile, and social computing. Customers are also reconsidering the manner in which they license software products, which requires us to constantly evaluate our business model and strategy. In response, we are focused on providing solutions to enable our customers to be more agile and collaborative on their projects. We are also developing consumer products for digital art, personal design and creativity, and home design. We devote significant resources to the development of new technologies. In addition, we frequently introduce new business models or methods that require a considerable investment of technical and financial resources such as our introduction of flexible license and service offerings. It is uncertain whether these strategies will prove successful or whether we will be able to develop the necessary infrastructure and business models more quickly than our competitors. We are making such investments through further development and enhancement of our existing products and services, as well as through acquisitions of new product lines. Such investments may not result in sufficient revenue generation to justify their costs and could result in decreased net revenue. If we are not able to meet customer requirements, either with respect to our software or hardware products or the manner in which we provide such products, or if we are not able to adapt our business model to meet our customers' requirements, our business, financial condition or results of operations may be adversely impacted.

Our executive management team must act quickly, continuously, and with vision, given the rapidly changing customer expectations and technology advancements inherent in the software industry, the extensive and complex efforts required to create useful and widely accepted products and the rapid evolution of cloud computing, mobile devices, new computing platforms, and other technologies, such as consumer products. Although we have articulated a strategy that we believe will fulfill these challenges, if we fail to execute properly on that strategy or adapt that strategy as market conditions evolve, we may fail to meet our customers' expectations, fail to compete with our competitors' products and technology, and lose the confidence of our channel partners and employees. This in turn could adversely affect our business and financial performance.

We may not be able to predict subscription renewal rates and their impact on our future revenue and operating results.

Our customers will not be obligated to renew their subscriptions for our offerings, and they may elect not to renew. We cannot assure renewal rates, or the mix of subscriptions renewals. Customer renewal rates may decline or fluctuate due to a number of factors, including offering pricing, competitive offerings, customer satisfaction, and reductions in customer spending levels or customer activity due to economic downturns or financial markets uncertainty. If our customers do not renew their subscriptions or if they renew on less favorable terms, our revenues may decline.

Actions that we are taking to restructure our business in alignment with our business model transition strategy may be costly and may not be as effective as anticipated.

Our software is highly complex and may contain undetected errors, defects or vulnerabilities, each of which could harm our business and financial performance.

The software products that we will offer are complex, and despite extensive testing and quality control, may contain errors, defects or vulnerabilities. Some errors, defects and vulnerabilities in our software products may only be discovered after the product or service has been released. Any errors, defects or vulnerabilities could result in the need for corrective releases to our software products, damage to our reputation, loss of revenue, an increase in product returns or lack of market acceptance of our products, any of which would likely harm our business and financial performance.

As one of the restructure steps, we are going to set up the Business Development Department in the end of first quarter of 2019. Data Vision will hire local GIS professionals to build a technology team to deliver our services. There are three staffs in the beginning, two for marketing and one for technical support. After the two quarters of 2019, the staffs will be increased to eight, there are five for marketing and three for technical support.

The next step of restructure is focus on IT consulting, Over the past two decades, technology has progressed rapidly in every field imaginable, forcing businesses to constantly adapt to new technologies to stay competitive. For example, the development of Cloud Computing has pushed businesses to replace desktop computers with mobile devices to increase efficiency.

However, many companies and organizations around the world lack the expertise and strategy to deal with technological changes. This has led to an increasing demand for IT (Information Technology) consulting service providers who can help businesses overcome these challenges. Today, IT consultants are a staple of the corporate workplace – over 700,000 consulting firms provide services across all aspects of business globally.

According to IBISWorld, the IT consulting industry in the U.S. alone is worth $376 billion USD, with an annual growth rate of 3.3% over the past five years. Data Vision will hire more technical staffs starting second half the year 2019 to get into local market.

We may face intellectual property infringement claims that could be costly to defend and result in the loss of significant rights.

As more software patents are granted worldwide, the number of products and competitors in our industry segments grows and the functionality of products in different industry segments overlaps, we expect that software product developers will be increasingly subject to infringement claims. Infringement or misappropriation claims have in the past been, and may in the future be, asserted against us, and any such assertions could harm our business. Additionally, certain patent holders without products have become more aggressive in threatening and pursuing litigation in attempts to obtain fees for licensing the right to use patents. Any such claims or threats, whether with or without merit, have been and could in the future be time-consuming to defend, result in costly litigation and diversion of resources, cause product shipment delays or require us to enter into royalty or licensing agreements. In addition, such royalty or license agreements, if required, may not be available on acceptable terms, if at all, which would likely harm our business. Guide our clients through the challenges of early development.  We intend to help provide our client companies with the human capital to cultivate their products and services and grow into profitability. We believe that our services will reduce time, costs and accelerate the time to bring the clients? products and services to market through managerial assistance, marketing resources, and technological collaboration. As the client companies mature, we can advise them by providing strategic guidance, access to legal and accounting resources.

  Consult to diverse, innovative and dynamic clients. We believe that the low capital requirements to consult with our target clients, coupled with the short development timeline of technology and start-up companies, enable us to spread our resources across a wide spectrum of clients. Some companies will achieve positive cash flow, some will require further capital, and some will fail. By diversifying our target clients and industries, we believe we will mitigate risk and enhance the value of our clients.

We intend to provide managerial assistance available to our clients and, to the extent available, offer our services for cash or contingent compensation. We will negotiate our fees on a case-by-case basis and intend to offer hourly rates, flat fees and contingent fees for our services. The managerial assistance means, among other things, we offer to provide, and, if accepted will provide, significant guidance and counsel concerning the management, operations or business objectives and policies of our portfolio company.

We will provide a variety of services to client companies, including the following:

  corporate formation and structure;
  product development and design;
  administrative functions and support;
  marketing, branding and public relations;
  formulating operating strategies and corporate goals;
  formulating intellectual property and other strategies;
  introductions to potential joint venture partners, suppliers and customers; and
  assisting in financial planning.

We intend to derive income from our clients for the performance of these services. At this time we have no official fee structure; pricing will be based upon job description and the anticipated services required by the client company.

Governmental Controls, Approval and Licensing Requirements

We are not currently subject to direct federal, state or local regulation other than the requirement to have a business license for the areas in which we conduct business.

Special Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements about our business, financial condition and prospects. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, the actual results may differ materially from those indicated by the forward-looking statements.

There may be risks and circumstances that management may be unable to predict. When used in this document, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

ITEM 4 - USE OF PROCEEDS

We are registering a total of 7,500,000 shares of our common stock for sale by selling shareholders.  No shares are being registered for sale by the Company. The Company will not receive funds from the sale of shares being offered by selling shareholders.

ITEM 5 - DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

ITEM 6 – DILUTION

NOT APPLICABLE

ITEM 7 – SELLING SHAREHOLDERS

As of December 20, 2018 our Company has 200,000,000 common shares authorized with a par value of $0.0001 per share with 60,000,000 common shares outstanding.

The 39 selling security holders are offering for sale 7,500,000 shares of our issued and outstanding common stock which they obtained through the following private transactions:

On or about November 3, 2017, the Company issued 60,000,000 shares of common stock to its founders for a subscription amount of $155,600. As of September 30, 2018, there is still a balance of $51,100. These shares were issued to (41) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation S of the Securities Act of 1933, as amended).

The following table provides information as of September 30, 2018 regarding the beneficial ownership of our common stock by each of the selling security holders, including:

☐	the number of shares owned by each prior to this offering;
☐	the number of shares being offered by each;
☐	the number of shares that will be owned by each upon completion of the offering, assume that all the shares being offered are sold;
☐	the percentage of shares owned by each; and
☐	the identity of the beneficial holder of any entity that owns the shares being offered.

	Shares	Total of	Total	Percent
Name of	Owned Prior	Shares	Shares	Owned
Selling	To This	Offered	After	After
Shareholder	Offering	For Sale	Offering	Offering
ZHANG ZHANG	1,600,000	1,600,000	0	0
MINQIAN XU	500,000	500,000	0	0
CHUNXIA ZHANG	500,000	500,000	0	0
LIN XU	400,000	400,000	0	0
XINWEI ZHANG	200,000	200,000	0	0
JIANPING WU	200,000	200,000	0	0
YINGYA GAO	200,000	200,000	0	0
FEI GAO	200,000	200,000	0	0
XINXIAO GAO	200,000	200,000	0	0
JIAN WEN	200,000	200,000	0	0
HUIYING LI	100,000	100,000	0	0
BO ZHANG	100,000	100,000	0	0
LIFENG PENG	100,000	100,000	0	0
CHANGMING ZHOU	50,000	50,000	0	0
HONGYING DU	50,000	50,000	0	0
CHANGGUI QUAN	50,000	50,000	0	0
MENG GAO	50,000	50,000	0	0
YONGJIE TU	50,000	50,000	0	0
RAN ZHANG	50,000	50,000	0	0
JAMES GEE	85,000	85,000	0	0
JUAN ZHANG	20,000	20,000	0	0
CHUNHONG ZHANG	10,000	10,000	0	0
MINGTAO WANG	10,000	10,000	0	0
HANFANG LI	10,000	10,000	0	0
CHANGZHENG LI	5,000	5,000	0	0
HONGCHAO LIANG	5,000	5,000	0	0
XIURONG LIU	5,000	5,000	0	0
SHIHUAN QU	5,000	5,000	0	0
MINGJIAN WANG	5,000	5,000	0	0
PENGFEI WU	5,000	5,000	0	0
CAIHUA ZHANG	5,000	5,000	0	0
DONGXUE ZHANG	5,000	5,000	0	0
JINGYA ZHANG	5,000	5,000	0	0
XINFENG ZHANG	5,000	5,000	0	0
YUQING ZHANG	5,000	5,000	0	0
AIYING ZHAO	5,000	5,000	0	0
SUPING ZHOU	5,000	5,000	0	0
JAMES WANG	1,250,000	1,250,000	0	0
ESTHER WENXIN HU	1,250,000	1,250,000	0	0

ITEM 8 – PLAN OF DISTRIBUTION

Shares Offered by the Selling Shareholders

The selling shareholders have not informed us of how they plan to sell their shares.  However, they may sell some or all of their common stock in one or more transactions:

1.	on such public markets or exchanges as the common stock may from time to time be trading;

2.	in privately negotiated transactions; or
3.	in any combination of these methods of distribution.

The price of $.03 per share is a fixed price for the duration of the offering. The selling shareholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 395 days from the effective date of this prospectus.

The selling shareholders may also sell their shares directly through market makers acting in their capacity as broker-dealers.  The Company will apply to have its shares of common stock listed on the OTC Bulletin Board immediately after the date of this Prospectus. Selling shareholders will offer their shares at a fixed price of $.03 per share for the duration of this Offering. We cannot predict whether the common stock will ever trade on any market. The shares may be sold by the selling shareholders, as the case may be, from time to time, in one or more transactions.

Commissions and discounts paid in connection with the sale of the shares by the selling shareholders will be determined through negotiations between the shareholders and the broker-dealers through or to which the securities are to be sold, and may vary, depending on the broker-dealer's fee schedule, the size of the transaction and other factors.  The separate costs of the selling shareholders will be borne by the shareholder.  Any broker, broker-dealer or agent that participates with the selling shareholders in the sale of the shares by them will be deemed an "underwriter" within the meaning of the Securities Act, and any commissions or discounts received by them and any profits on the resale of shares purchased by them will be deemed to be underwriting commissions under the Securities Act.  In the event any selling shareholder engages a broker-dealer to distribute their shares, and the broker-dealer is acting as underwriter, we will be required to file a post-effective amendment containing the name of the underwriter.

The selling shareholders must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of their common stock.  In particular, during times that the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law.

Regulation M prohibits certain market activities by persons selling securities in a distribution.  To demonstrate their understanding of those restrictions and others, selling shareholders will be required, prior to the release of unrestricted shares to themselves or any transferee, to represent as follows: that they have delivered a copy of this Prospectus, and if they are effecting sales on the Electronic Bulletin Board or inter-dealer quotation system or any electronic network, that neither they nor any affiliates or person acting on their behalf, directly or indirectly, has engaged in any short sale of our common stock; and for a period commencing at least 5 business days before his first sale and ending with the date of his last sale, bid for, purchase, or attempt to induce any person to bid for or purchase our common stock.

If the Company's common shares are quoted for trading on the OTC Electronic Bulletin Board the trading in our shares will be regulated by Securities and Exchange Commission Rule 15g-9 which established the definition of a "penny stock".  For the purposes relevant to the Company, it is defined as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.  The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the broker/dealer relating to the penny stock market, which, in highlight form, (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.  Before you trade a penny stock your broker is required to tell you the offer and the bid on the stock, and the compensation the salesperson and the firm receive for the trade.  The firm must also mail a monthly statement showing the market value of each penny stock held in your account.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares are deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because the selling shareholders have been deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling shareholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this Prospectus.

We are bearing all costs relating to the registration of the common stock.  While we have no formal agreement to provide funding with our officer, she has verbally agreed to advance additional funds in order to complete the registration statement process.  Any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock, however, will be borne by the selling shareholders.

Terms of the Offering

This Offering commenced on the date the registration statement was declared effective (which also serves as the date of this prospectus) and continues for a period of 365 days.

Offering Proceeds

We will not receive any proceeds from the sale of any of the 7,500,000 shares by the selling shareholders.

ITEM 9 - DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK

DATA VISION INC is authorized to issue 200,000,000 shares of common stock, $0.0001 par value. The company has issued 60,000,000 shares of common stock to date with 48,500, 000 held by one (1) shareholder of record and 7,500,000 issued to 39 non-affiliate shareholders.

The holders of Data Vision Inc’s common stock:

1.	Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors;

2.	Are entitled to share ratably in all of assets available for distribution to holders of common stock upon liquidation, Dissolution, or winding up of corporate affairs;

3.	Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.	Are entitled to one vote per share on all matters on which stockholders may vote.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than five dollars ($5.00) (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

The Company has no current plans to either issue any preferred stock or adopt any series, preferences or other classification of preferred stock.

PREEMPTIVE RIGHTS

No holder of any shares of DATA VISION INC stock has preemptive or preferential rights to acquire or subscribe for any unissued shares of any class of stock or any unauthorized securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of stock not disclosed herein.

NON-CUMULATIVE VOTING

Holders of DATA VISION INC common stock do not have cumulative voting rights, which means that the holders of more than 50.0% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any directors.

CASH DIVIDENDS

As of the date of this prospectus, DATA VISION INC has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon earnings, if any, capital requirements and our financial position, general economic conditions, and other pertinent conditions. The Company does not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in business operations.

REPORTS

After this offering, DATA VISION INC will make available to its shareholders annual financial reports certified by independent accountants, and will, furnish unaudited quarterly financial reports.

ITEM 10 - INTEREST OF NAMED EXPERTS

None of the below described experts have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the year ended December 31, 2017 were audited by Paritz & Company P.A.   We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

ITEM 11 - INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Summary:

Data Vision, Inc. is a Nevada registered corporation planning to be a full-service Geographic Information System (GIS) consulting and software development company. Data Vision will help organizations in the public and private sectors maximize their return on investment in GIS by making it easier to edit, share and distribute spatial data between people and between systems. Its broad expertise and extensive project experience has allowed for consistent delivery of innovative GIS solutions using cutting-edge technology.

As one of the restructure steps, we are going to set up the Business Development Department in the end of first quarter of 2019. Data Vision will hire local GIS professionals to build a technology team to deliver our services. There are three staffs in the beginning, two for marketing and one for technical support. After the two quarters of 2019, the staffs will be increased to eight, there are five for marketing and three for technical support.

The next step of restructure is focus on IT consulting, Over the past two decades, technology has progressed rapidly in every field imaginable, forcing businesses to constantly adapt to new technologies to stay competitive. For example, the development of Cloud Computing has pushed businesses to replace desktop computers with mobile devices to increase efficiency.

However, many companies and organizations around the world lack the expertise and strategy to deal with technological changes. This has led to an increasing demand for IT (Information Technology) consulting service providers who can help businesses overcome these challenges. Today, IT consultants are a staple of the corporate workplace – over 700,000 consulting firms provide services across all aspects of business globally.

According to IBISWorld, the IT consulting industry in the U.S. alone is worth $376 billion USD, with an annual growth rate of 3.3% over the past five years. Data Vision will hire more technical staffs starting second half the year 2019 to get into local market.

The Company is an Emerging Growth Company as defined in the JOBS Act.

The Company shall continue to be deemed an emerging growth company until the earliest of:

(A)	the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000.00 (as such amount is indexed for inflation every five (5) years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B)	the last day of the fiscal year of the issuer following the fifth (5th) anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C)	the date on which such issuer has, during the previous three (3) year period, issued more than $1,000,000,000.00 in non-convertible debt; or

(D)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company the company is exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company the company is exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

The Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

Number of Total Employees and Number of Full Time Employees

DATA VISION INC has no operations. During this development period, we plan to rely exclusively on the services of our officer and directors to establish business operations and perform or supervise the minimal services required at this time. We believe that our operations are currently on a small scale and manageable by us. There are no full or part-time employees. The responsibilities are mainly administrative at this time, as our operations are minimal.

DESCRIPTION OF PROPERTY

There are currently no proposed programs for, improvement or development of the facilities currently in use.

LEGAL PROCEEDINGS

Our officers/directors, our officer and director has not been convicted in a criminal proceeding.

Our officers/directors, our officer and director has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

There are no known pending legal or administrative proceedings against the Company.

No officer, director, significant employee or consultant has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy filing or within two years prior to that time.

MARKET PRICE OF AND DIVIDENDS ON THE ISSUER’S COMMON STOCK

Market Price

As of the date of this prospectus, there is no public market in DATA VISION INC common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. DATA VISION INC and its officers/directors, make no representation about the present or future value of our common stock.

As of the date of this prospectus,

1.	There are no outstanding options or warrants to purchase, or other instruments convertible into, common equity of Data Vision Inc;

2.	There are currently 52,500,000 shares of our common stock held by our officer and directors. All of the shares, which are held by our officers and directors, have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended (the " Securities Act"). Such Shares will not be available for sale in the open market except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least one year, including persons who may be deemed Affiliates of the Company (as that term is defined under the Act) would be entitled to sell such shares.

3.	Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to the current shareholder.

All of the presently outstanding shares of common stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.

HOLDERS

As of the date of this prospectus, DATA VISION, INC has 60, 000,000 shares of $0.0001 par value common stock issued and outstanding. There are 7,500,000 shares being offered by 39 shareholders of record.

DIVIDENDS

We have neither declared nor paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our preferred or common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including its financial condition, results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the Board of Directors considers relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section must be read in conjunction with the Financial Statements included in this prospectus.

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Data Vision Inc.

Results of Operations for the period from inception (January 11, 2017) to December 31, 2017 and the nine months ended September 30, 2018

For the period since inception (January 11, 2017) to December 31, 2017 and the nine months ended September 30, 2018 the Company has been focused on filing form S1 and is waiting for approval.

Liquidity and Capital Resources

As of September 30, 2018, we had cash on hand of $87,760 and liabilities of $50.

Since our incorporation we have financed our operations from the funds our shareholders invested with their share purchases.

Off-Balance Sheet Arrangements

The Company currently has none.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us on which to base an evaluation of our performance.  We are a development stage company and generated no revenues from operations.  We cannot guarantee we will be successful in our business operations.  Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our rebranding efforts, and possible cost overruns due to the price and cost increases in supplies and services.

If we do not raise capital or generate revenues sufficient to cover professional fees, estimated to be $10,000 for the next 12 months, we would be unable to continue reporting to the SEC, and therefore we would not be able to obtain an OTCBB quotation.

While our officer and director has generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, in writing, between the officer and directors and Data Vision Inc  During the next year of operations, our officer and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash from either our revenues or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

In the next six months Data Vision plans to raise working capital $500,000 to $1,000,000 from individual investors as soon as the S-1 is approved. And then Data Vision will engage with Market Makers to have the stock trading on the stock market in the 2nd quarter of 2019, at the same time Data Vision will raise $1,000,000 for the operation capital to hire total 7 to 10 employees starting the 3rd quarter of 2019.

If the working capital is not raised as Data Vision was planned, Data Vision will remain and keep the 3 employees as we descripted above to deliver services. Data Vision will continue to raise working capital and will work with local broker dealers to handle the raising capital works.

In the next six months Data Vision plans to raise working capital $500,000 to $1,000,000 from individual investors as soon as the S-1 is approved. And then Data Vision will engage with Market Makers to have the stock trading on the OTC market in the 2nd quarter of 2019, at the same time Data Vision will raise $1,000,000 for the operation capital to hire total 7 to 10 employees starting the 3rd quarter of 2019.

If the working capital is not raised as Data Vision has planned, Data Vision will remain and keep the 3 employees as we descripted above to deliver services. Data Vision will continue to raise working capital and will work with local broker dealers to handle the raising capital works.

PLAN OF OPERATION

DATA VISION INC was incorporated on January 11, 2017

Data Vision, Inc. is a Nevada registered corporation planning to be a full-service Geographic Information System (GIS) consulting and software development company. Data Vision will help organizations in the public and private sectors maximize their return on investment in GIS by making it easier to edit, share and distribute spatial data between people and systems. Mr. Gu, Bin the board of director of Data Vision has broad expertise and extensive project experience over 15 years that allowed for consistent delivery of innovative GIS solutions using cutting-edge technology. Data Vision will also adapt Building Information Modeling (BIM) techniques. Data Vision will provide the organizations the ability to manage their assets using GIS + BIM + IoT all integrated on its web-based platform.

Over the past 20 years, Mr. Bin Gu has focused on the development of 3D mapping software, spatial analysis systems and a location-based service platform. He has also hosted and developed various software products for the clients around the world. Data Vision’s foundation is based on building strong relationships with well-established technology companies in their respective fields such as ARCHIBUS INC., the world’s leading provider of real estate and facility management products, and Weltop, a renowned geospatial information service provider. Mr. Bin Gu has no working experiences in the United States. Data Vision is a new corporation and has no operation in the United States yet, so we consider that this is lack of operation history and experiences for our technology officer Mr. Bin Gu.

Management:

Data Vision’s management member Mr. Gu, Bin has over 15 years’ experience in the GIS and BIM industry in developing, managing and implementing solutions includes PMP certified Project Managers, Senior GIS Developers, GIS Application Developers, and GIS/BIM Technicians/Engineers.

Product/Services:

Not a typical application/software company focused on technology, Data Vision will provide support, training, education and expertise to make its clients geospatial programs successful. We will implement our solution/services/GIS/BIM application starting with needs assessment and implementation planning, we will conduct comprehensive assessments of software, hardware, data, staffing, and management requirements prior to implementation, so that our clients can gain an in-depth perspective on the value of implementing GIS solutions that address their administrative, financial, and operational needs; we also offer comprehensive database design and development services, including initial database design, conceptual data modeling, physical data modeling, and database implementation. Data Vision’s key products are its desktop editor and server. Example of desktop editor’s capabilities are depth maps, data model customization, LRS construction, and 3D measurement. The data then can be published onto the server for sharing. Data Vision will also provide SDK to clients, our consulting services are dependent on the specific needs of clients. During and after the implementation process, Data vision provides training for user, server, data maintenance, GIS application and development, as we believe the success of any GIS implementation depends in a large degree on the people who use and manage the system. However, at this time we have no operations or clients.

Target Market: Data Vision’s target markets include commercial enterprises; federal, state and municipal government; public transit service provider and public safety sectors; oil, gas and mining industry; utilities companies; insurance companies etc.

Business Model:

GIS Programming:

Data Vision will adopt desktop application and server are licensed using Software as a service model on a subscription basis. Data Vision can also customize the graphical user interface to meet specific needs of the client. customization services are offered on an hourly or fixed price basis depending on the needs of the client.

GIS Consulting:

Needs Analysis – conducting interviews with staff to determine the functions performed and the potential for use of GIS technology. Alternatives Analysis – Analysis of the implementation alternatives, and the expected usefulness of the resulting products is often a useful tool for decision makers in attempting to choose between competing technologies. QA/QC – As implementers of GIS technology, Data Vision understands the long-term implications of correctly developing spatial data. Data Vision is prepared to provide Quality Assurance/Quality Control services to clients to ensure that the product provided meets the requirements of the specifications as well as the intended purpose of the data.

Each consulting service is provided on an hourly-rate as needed basis to reflect the needs of clients. Data Vision will discuss client’s specific GIS consulting requirements and provide an estimate of the time and cost required to satisfy client’s needs.

GIS Scanning / Data Capturing:

Other than providing solution and consulting services, Data Vision will also offer fast and reliable data acquisition services, including 360-degree panoramic image data acquisition, as well as Scan-to-BIM and Scan-to-CAD services, which scan client’s project and use the resulting point cloud data to develop as-built BIM models and CAD drawings in AutoCAD. The process is easy, fast and efficient, some of our equipment include vehicle, drone, tricycle, train etc.

Competitors

The markets for our products are highly competitive and subject to rapid change. We will strive to increase our competitive separation by investing in research and development, allowing us to bring new products to market and create exciting new versions of existing products that offer compelling efficiencies for our customers. We also compete through investments in marketing and sales to more effectively reach new customers and prospect.

Our competitors include large, global, publicly traded companies; small, geographically focused firms; startup firms; and solutions produced in-house by their users. Our primary global competitors in the GIS, BIM, and IoT segments include Vied Technologies, Earthmine and Geographic Technologies Group.

-	Vied Technologies is a company located in Chantilly, VA. It was incorporated in 2006 and offering fast, reliable, cost effective and value-added GIS, CAD and Staffing Services. It is Esri Silver Partner and sells ArcGIS products.
-	Earthmine was founded in 2006 in Berkeley, CA. It offers a complete end-to-end solution for collecting 3D street level imagery, developing applications, and delivering visually impressive and spatially accurate results for any application. Earthmine has hosting option, developer tools and 3D street level data.
-	Geographic Technologies Group was founded in 1997 with headquarter located in North Carolina, it is a full-service GIS consulting company who provides services for local government exclusively.

Compared to these competitors, Data Vision application can process more data types, offer a much powerful application, to clients in broader industries, in the most uniquely customized way at a lower cost. Data Vision integrated more functions in its application without extra charge. We will build R&D team to continue working on developing new algorithm and features to keep the application with up to date techniques and stay competitive.

In addition, Data Vision has adopted the Agile methodology to deliver values to customer faster. Its in-house scrum masters make sure the team can self-organized and make changes quickly. Iterative work is completed in short cycles where a small portion of the overall project is done at one time.

We believe that our future results depend largely upon our ability to better serve customers by offering new products that is uniquely customized for each client to meet their needs, including desktop applications, server products and SSAS solutions, whether by internal development or acquisition, and to continue to provide existing product offerings that compete favorably with respect to ease of use, reliability, performance, range of useful features, continuing product enhancements, reputation, price, and training.

As soon as this S-1 will be effective, Data Vision will set up the operation office with the limited funding. Later Data vision will raise capital for the operation within next 6 months and will hire five local GIS professionals to launch its operation plan, the two staff as the business development staffs and two as software and hardware engineers, and the one as administrative staff.

The board of director Mr. Gu, Bin has over 15 years experiences on the desktop application and services for his previous works outside of USA.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since inception until the present time, the principal independent accounting for the Company has neither resigned (nor declined to stand for reelection) nor have been dismissed.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors are elected by the stockholders to a term of one year and serve, until a successor is elected and qualified. Our officer is appointed by the Board of Directors to a term of one year and serve, until a successor is duly elected and qualified, or until removed from office. Our Board of Directors does not have any nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service(1)
Xinwei Zhang	46	President and Director	Inception – Current
Bin Gu	46	Director	Current
Juan Zhang	34	Secretary, Treasurer and Director	Current

Notes:

(1)	Our directors will hold office until the next annual meeting of the stockholders, typically held on or near the anniversary date of inception, and until successors have been elected and qualified.

BACKGROUND OF DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

1, Name: Mr. Xinwei Zhang, Birthday: September 19, 1972

Education:

Master of Business Administration, specialization in economic administration. Graduated from Huazhong University of science & technology in June 1997

Working experience:

In 1997, Mr. Zhang was working for Henan Qiangda Material Trading Co., Ltd. In 2003, Mr. Zhan was the general manager of the Shanghai branch.

In 2005-2007, Mr. Zhang was general manager of Henan Shangqiu xingye-zhiye co., Ltd.

In 2008, Mr. Zhang invested and founded the Hezhong Properties (Shangqiu) Co., Ltd. As the general manager.

In 2017, Mr. Zhang is Director and President of Data Vision, Inc. until now.

Mr. Zhang has over 20 years management experience to operate different kind of companies’ business. His rich experience, broad vision and qualification will lead Data Vision to launch the operation.

Name: Ms. Juan Zhang, Birthday: May 6, 1984

Education:

Master of Business Administration, major in finance. Graduate from Tianjin University of Finance and Economics in June 2009.

Working Experience:

In 2006-2008, Ms. Zhang was working in Shangqiu Taiyu Metal Material Co., Ltd. As accounting staff.

In 2008-2010, Ms. Zhang was working in Henan Qiangda Goods and Material Trading Co., Ltd. As vice-manager of Accounting department.

In 2010-2011, Ms. Zhang was working in Shangqiu Lanzuan Commerce and Trading Co., Ltd. As chief accountant.

In 2011-2012, Ms. Zhang was working in Henan Shangqiu Xingye-Zhiye Co., Ltd. As Chief Financial Officer.

In 2017, Ms. Zhang is Director and Treasurer of Data Vision, Inc. until now.

As an experienced accounting professional, Ms. Zhang’s position will be the head of company’s accounting department to manage the company’s budget and spending.

Name: Bin Gu, Birthday: November 4, 1972

Education:

Graduated from Wuhan University, major in Surveying engineering in July 1994

Working Experience:

In 1994-1996, Mr. Gu was working in Southern Instrument of Surveying and Mapping Co., Ltd. As a technologist.

In 1997-1999, Mr. Gu invest and found the Beijing Weiyuantu Instrument Co., Ltd. As a founder director and general manager.

In 2000, Mr. Gu founded the Beijing Weltop Digital and Technology Co., Ltd. As president and general manager.

In 2017, Mr. Gu is a director of Data Vision, Inc. until now.

Over the past 20 years, Mr. Gu has focused on the development of 3D mapping software, spatial analysis systems and a location-based service platform. He has also hosted and developed various software products for clients around the world. Mr. Gu’s qualification and skills will be the asset for Data Vision. Mr. Gu’s broad expertise has allowed company to delivery of the services to the clients

Legal

Board Committees

DATA VISION INC has not yet implemented any board committees as of the date of this prospectus.

Directors

The number of Directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be less than one (1). Although we anticipate appointing additional directors, the Company has not identified any such person or any time frame within which this may occur.

EXECUTIVE COMPENSATION

Summary Compensation Table

	Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards (Shares)	Securities Underlying Options (#)	LTIP Payouts ($)	All Other Compensation ($)

Xinwei Zhang Director, President	2018	-	-	-	-	-	-	-
Juan Zhang Director, Treasurer	2018	-	-	-	-	-	-	-
Bin Gu, Director, CTO	2018	-	-	-	-	-	-	-

All executives’ salary will start to pay as soon as company’s operation is started in 2019.

DIRECTORS' COMPENSATION

Our directors are not entitled to receive compensation for services rendered to Data Vision Inc, or for each meeting attended except for reimbursement of out-of-pocket expenses. There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

EMPLOYMENT CONTRACTS AND OFFICERS' COMPENSATION

Since Data Vision Inc’s incorporation on January 11, 2017, we have not paid any compensation to any officer, director or employee. We do not have employment agreements. Any future compensation to be paid will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed. We do not currently have plans to pay any compensation until such time as it maintains a positive cash flow.

STOCK OPTION PLAN AND OTHER LONG-TERM INCENTIVE PLAN

DATA VISION INC currently does not have existing or proposed option or SAR grants.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known to us to be beneficial owners of more than five percent (5.0%) of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

			Percent of Class
Title Of Class	Name, Title and Address of Beneficial Owner of Shares (1)	Amount of Beneficial Ownership(2)	Before Offering	After Offering
Common	BIN XU	48,500,000	80.8	80.8%
Common	YUN ZHAO	4,000,000	6.6	6.6%
Common	Xinwei Zhang, President	200,000	0.04	0.02%
Common	Juan Zhang, CFO	20,000	0.004	0.002%

Footnotes

(1)	The address of the executive officer and director is c/o DATA VISION, INC. Bin Xu and Yun Zhao are investors

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There is a related party loan of $50 as a shareholder loan for operating purposes.

The price of the common stock issued to our officers/directors was arbitrarily determined and bore no relationship to any objective criterion of value. At the time of issuance, the Company was recently formed or in the process of being formed and possessed no assets.

Our officers/directors, the company’s officer and directors are the only promoters of the company.

REPORTS TO SECURITY HOLDERS

1.	After this offering, DATA VISION INC will furnish shareholders with audited annual financial reports certified by independent accountants, and will furnish unaudited quarterly financial reports.

2.	After this offering, DATA VISION INC will file periodic and current reports with the Securities and Exchange Commission as required to maintain the fully reporting status. The Company is filing a Form 8A voluntarily at or prior to December 31, 2018.

3.	The public may read and copy any materials DATA VISION INC files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Data Vision Inc’s SEC filings will also be available on the SEC's Internet site. The address of that site is: http://www.sec.gov

ITEM 12A – DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Securities and Exchange Commission’s Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the company pursuant to any provisions contained in its Articles of Incorporation, Bylaws, or otherwise, DATA VISION INC has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by DATA VISION INC of expenses incurred or paid by a director, officer or controlling person of DATA VISION INC in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, DATA VISION INC will, unless in the opinion of DATA VISION INC legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

FINANCIAL STATEMENTS

Balance Sheets as of September 30, 2018 and December 31, 2017 (Unaudited)	F-10

Statements of Operations for the nine months ended September 30, 2018 and for the period from January 11, 2017 (Inception) to September 30, 2017 (Unaudited)	F-11

Statements of Cash Flows for the nine months ended September 30, 2018 and period from January 11, 2017 to September 30, 2017 (Unaudited)	F-12

Notes to the Financial Statements for the nine months ended September 30, 2018 (Unaudited)	F-13 to F-16

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

Data Vision, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Data Vision, Inc. (the Company) as of December 31, 2017, and the related statement of operation, changes in stockholders’ equity, and cash flows for the period from inception (January 11, 2017) to December 31, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for period from inception (January 11, 2017) to December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has not generated any revenues since inception and sustained an accumulated net loss of $153 for the period from inception to December 31, 2017. These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3 to the accompanying financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Paritz & Company, P.A.

We have served as the Company’s auditor since 2018.

Hackensack, New Jersey
July 5, 2018

Table of Contents	Index to Financial Statements

DATA VISION INC

BALANCE SHEET

DECEMBER 31, 2017

ASSETS

CURRENT ASSETS
Cash	$104,297
Total Current Assets	104,297

TOTAL ASSETS	$104,297

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Loan Payable Related Party	50

Total current liabilities	50

TOTAL LIABILITIES	50

STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value, 200,000,000 shares authorized,
60,000,000 issued and outstanding at December 31, 2017	6,000
Additional paid-in capital	149,500
Stock subscription receivable	(51,100)
Retained earnings	(153)
Total stockholders' equity	104,247

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$104,297

The accompanying notes are an integral part of these financial statements.

Table of Contents	Index to Financial Statements

DATA VISION INC

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (JANUARY 11, 2017)

TO DECEMBER 31, 2017

REVENUE	$—

OPERATING EXPENSES
General and administrative	153

Total operating expenses	153

Net loss before income taxes	(153)

Income tax provision	—

NET LOSS	$(153)

Earning per share - basic and diluted	(0.00)

Weighted average number of shares outstanding - basic and diluted	53,260,274

The accompanying notes are an integral part of these financial statements.

Table of Contents	Index to Financial Statements

DATA VISION INC

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION (JANUARY 11, 2017)

TO DECEMBER 31, 2017

Cash Flows from Operating Activities:

Net Loss	$(153)

Adjustments to reconcile net loss to net cash
used in operating activities:	—

Changes in operating liabilities

Net Cash used in Operating Activities	(153)

Cash flows from Financing Activities:
Loan from Related Party	50
Proceeds from issuance of common stock	104,400
Net Cash provided by Financing Activities	104,450

Net change in cash	104,297
Cash at beginning of period	—
Cash at end of period	$104,297

The accompanying notes are an integral part of these financial statements.

Table of Contents	Index to Financial Statements

DATA VISION INC

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM INCEPTION (JANUARY 11, 2017)

TO DECEMBER 31, 2017

			Additional	Stock
	Common Stock		Paid-In	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficit	Total

Balance at January 11, 2017	—	—	—	—	—	—

Shares issued to founders	55,000,000	5,500	—	(5,500)	—	—

Shares issued for cash	5,000,000	500	149,500	(45,600)	—	104,400

Net loss for the period	—	—	—	—	(153)	(153)

Balance -December 31, 2017	60,000,000	$6,000	$149,500	$(51,100)	$(153)	$104,247

The accompanying notes are an integral part of these financial statements.

Table of Contents	Index to Financial Statements

DATA VISION INC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Data Vision Inc. (the “Company”) was incorporated in the State of Nevada on January 11, 2017. The Company is in the development stage whose purpose is 3D modelling services and software for space management.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts to the development of its business plans. The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Basis of Presentation

The accounting and reporting policies of the company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Table of Contents	Index to Financial Statements

DATA VISION INC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of December 31, 2017, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues since inception and sustained an accumulated net loss of $153 for the period from inception to December 31, 2017 These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Table of Contents	Index to Financial Statements

DATA VISION INC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 4 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to December 31, 2017 to the company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate	$(52)

Change in valuation allowance	52
$—

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at December 31, 2017 are as follows:

Deferred tax assets:
Net operating loss	52
Valuation allowance	(52)
$—

The Company has approximately $153 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2037. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 5 – RELATED-PARTY LOAN

The Company was advanced $50 by a related-party for operating purposes. The loan is non-interest bearing and is payable on demand.

Table of Contents	Index to Financial Statements

DATA VISION INC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2017

NOTE 6 – STOCKHOLDERS’ EQUITY

Authorized Stock

The Company has authorized 200,000,000 common shares with a par value of $0.0001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On May 1, 2017 the Company issued 55,000,000 shares of common stock to its founders for a subscription amount of $5,500. As of December 31, 2017, the subscription has not been paid, and is reflected as stock subscription receivable on the accompanying financial statements.

On May 1, 2017, the Company issued 5,000,000 shares of common stock for a subscription amount of $150,000. As of December 31, 2017, $104,400 of the subscription has been paid with the remaining $45,600 of the subscription has not yet been paid and is reflected as a stock subscription receivable on the accompanying financial statements.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through, July 5, 2018, the date these financial statements were available to be issued. Based on our evaluation, no material events have occurred that require disclosure.

Table of Contents	Index to Financial Statements

DATA VISION INC

BALANCE SHEETS

 (Unaudited)

	September 30, 2018	December 31, 2017
ASSETS

CURRENT ASSETS
Cash	$87,760	104,297
Total Current Assets	87,760	104,297

TOTAL ASSETS	$87,760	104,297

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Loan payable - related party	50	50
Total current liabilities	50	50

TOTAL LIABILITIES	50	50

STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value, 200,000,000 shares authorized,
60,000,000 issued and outstanding at September 30, 2018 and December 31, 2017	6,000	6,000
Additional paid-in capital	149,500	149,500
Stock subscription receivable	(51,100)	(51,100)
Accumulated Deficit	(16,690)	(153)
Total stockholders' equity	87,710	104,247

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$87,760	104,297

The accompanying notes are an integral part of these financial statements.

Table of Contents	Index to Financial Statements

DATA VISION INC

STATEMENT OF OPERATIONS

(Unaudited)

		For the period
		from inception
	Nine month period	(January 11, 2017) to
	September 30, 2018	September 30, 2017

REVENUE	$—	$—

OPERATING EXPENSES
General and administrative	16,537	153

Total operating expenses	16,537	153

Net Loss before income taxes	(16,537)	(153)

Income tax provision	—	—

NET LOSS	$(16,537)	$(153)

Earning per share - basic and diluted	(0.00)	(0.00)

Weighted average number of shares outstanding - basic and diluted	60,000,000	53,260,274

The accompanying notes are an integral part of these financial statements.

Table of Contents	Index to Financial Statements

DATA VISION INC

STATEMENT OF CASH FLOWS

(Unaudited)

		For the period
		from inception
	Nine month period	(January 11, 2017) to
	September 30, 2018	September 30, 2017
Cash Flows from Operating Activities:

Net Loss	$(16,537)	$(153)

Adjustments to reconcile net loss to net cash
used in operating activities:	—	—

Changes in operating liabilities

Net Cash used in Operating Activities	(16,537)	(153)

Cash flows from Financing Activities:
Loan from related party	—	50
Proceeds from issuance of common stock	—	104,400
Net Cash provided by Financing Activities	—	104,450

Net change in cash	(16,537)	104,297
Cash at beginning of period	104,297	—
Cash at end of period	$87,760	$104,297

The accompanying notes are an integral part of these financial statements.

Table of Contents	Index to Financial Statements

DATA VISION INC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(UNAUDITED)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Data Vision Inc. (the “Company”) was incorporated in the State of Nevada on January 11, 2017. The Company is in the development stage whose purpose is 3D modelling services and software for space management.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts to the development of its business plans. The Company has elected to adopt early application of Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements; and does not present or disclose inception-to-date information and other remaining disclosure requirements of Topic 915.

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as September 30, 2018 and the results of operations and cash flows for the periods presented. The results of operations for the three months ended September 30, 2018 are not necessarily indicative of the operating results for the full fiscal year or any future period.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Table of Contents	Index to Financial Statements

DATA VISION INC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash

Cash includes cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of September 30, 2018, the Company did not have any amounts recorded pertaining to uncertain tax positions.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

Table of Contents	Index to Financial Statements

DATA VISION INC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(UNAUDITED)

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues since inception and sustained an accumulated net loss of $16,690 for the period from inception to September 30, 2018 These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to obtain capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4 – INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 21% for the nine months ended September 31, 2018 to the Company’s effective tax rate is as follows:

Income tax expense at statutory rate	$(3,470)
Change in valuation allowance	3,470
Income tax expense per books	$—

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of March 31, 2018 are as follows:

Net Operating Loss	$3,522
Valuation allowance	(3,522)
Net deferred tax asset	$—

The Company has approximately $16,690 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire commencing in fiscal 2037. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

Table of Contents	Index to Financial Statements

DATA VISION INC

NOTES TO FINANCIAL STATEMENTS

SEPTEMBER 30, 2018

(UNAUDITED)

NOTE 5 – RELATED-PARTY LOAN

The Company was advanced $100 by a related-party for operating purposes. The loan is non-interest bearing and is payable on demand.

NOTE 6 – STOCKHOLDERS’ EQUITY

Authorized Stock

The Company has authorized 200,000,000 common shares with a par value of $0.0001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On May 1, 2017 the Company issued 55,000,000 shares of common stock to its founders for a subscription amount of $5,500. As of September 30, 2018, the subscription has not been paid with remaining $5,500 of the subscription has not yet been paid, and is reflected as stock subscription receivable on the accompanying financial statements.

On May 1, 2017, the Company issued 5,000,000 shares of common stock for a subscription amount of $150,000. As of September 30, 2018, $104,400 of the subscription has been paid with the remaining $45,600 of the subscription has not yet been paid, and is reflected as a stock subscription receivable on the accompanying financial statements.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through November 5, 2018 the date the financial statements were available to be issued.

Table of Contents	Index to Financial Statements

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by DATA VISION INC in connection with the sale of the common stock being registered. DATA VISION INC has agreed to pay all costs and expenses in connection with this offering of common stock. Our officers/directors is the source of the funds for the costs of the offering. Our officers/directors has no agreement in writing to pay the expenses of this offering on behalf of DATA VISION INC and thus, such agreement to do so is not enforceable. The estimated expenses of issuance and distribution, assuming the maximum proceeds are raised, are set forth below.

Legal and Professional Fees	$20,000.00
Accounting Fees	$4,000.00
Registration Fee	$2.91

Total	$24,002.91

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Data Visions Inc.’s Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer to the fullest extent permitted by Nevada law, against all expense, liability and loss reasonably incurred or suffered by the officer or director in connection with any action against such officer or director.

Officers and Directors indemnification is covered by Section 78.7502

NRS 78.7502. Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person:

(a)	Is not liable pursuant to NRS 78.138; or

(b)	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

2.	A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person:

(a)	Is not liable pursuant to NRS 78.138; or

(b)	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

3.	Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

4.	To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify her or her against expenses, including attorneys’ fees, actually and reasonably incurred by her or her in connection with the defense.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

On or about May 1, 2017, our officers and directors, our officer and director, contributed $52,500 which paid for expenses involved with the incorporation of DATA VISION INC with personal funds on behalf of Data Vision Inc, a Nevada Corporation in exchange for 52,500,000 shares of common stock each, par value $0.0001 per share, which issuance was exempt from the registration provisions of Section 5 of the Securities Act under Section 4(2) of such same said act.

Multiple investors purchased 5,000,000 shares at $.03 for $150,000. Also, two investors bought 2,500,000 shares at $.0001 for $250.

Majority shareholder has not paid for shares issued and amount is currently accounted for in subscription receivables.

Security holders acquired their shares by purchase exempt from registration under Regulation S of the 1933 Act.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non-US citizens or residents and filed a Form D relying upon Reg D 505(b) for U.S.

We believed that Regulation S was available because:

  None of these issuances involved underwriters, underwriting discounts or commissions;
  We placed Regulation S required restrictive legends on all certificates issued;
  No offers or sales of stock under the Regulation S offering were made to persons in the United States;
  We placed Regulation S required restrictive legends on all certificates issued;

In connection with the above transactions, although some of the investors may have also been accredited, we provided the following to all investors:

  Access to all our books and records.
  Access to all material contracts and documents relating to our operations.
  The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.		Description of Exhibits

Exhibit 3.1	(1)	Articles of Incorporation of the Company

Exhibit 3.2	(1)	Bylaws of the Company

Exhibit 5.1	(2)	Opinion on Legality

Exhibit 23.1		Consent of Independent Auditor

_________

(1)	Incorporated by reference to Registration Statement on Form S-1 (File No. 333-226073), filed with the SEC on July 5, 2018
(2)	Incorporated by reference to Registration Statement on Form S-1 (File No. 333-226073), filed with the SEC on November 5, 2018

ITEM 17 - UNDERTAKINGS

UNDERTAKINGS

a. The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20.0% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A.	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1.	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, at the location of

Data Vision, Inc.
(Registrant)

By: /s/ Xinwei, Zhang
Xinwei, Zhang, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xinwei Zhang	President, Secretary, Principal	February 8, 2019
Xinwei Zhang	Accounting Officer, Director,
and Chief Executive Officer

/s/ Juan Zhang	Treasurer, Chief Financial Officer	February 8, 2019
Juan Zhang